EXHIBIT 23


                         Consent of Independent Auditors

     We consent to the incorporation by reference in this Annual Report of Form 10-K of Peoples Financial Corp., Inc. of our report dated February 4, 2000, included in the Peoples Financial Corp., Inc. and Subsidiary Consolidated Financial Statements -- December 31, 1999, 1998 and 1997.

/s/ Edwards, Leap & Sauer
-------------------------
    Edwards, Leap & Sauer

Pittsburgh, Pennsylvania
February 18, 2000